SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): October 1, 1998


                          BRADLEY PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



   New Jersey                       33-36120                      22-2581418
(State or other                   (Commission                   (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                 383 Route 46 West, Fairfield, New Jersey 07004
               (Address of principal executive office) (Zip Code)



        Registrant's telephone number, including area code:(973) 882-1505



                                       N/A
          (Former name or former address, if changed since last report)



                                 Page 1 of      pages

Item 1.  Changes in Control of Registrant

         Not Applicable


Item 2.  Acquisition or Disposal of Assets

         On October 1, 1998, the Registrant entered into an agreement with Proctor & Gamble Pharmaceuticals, Inc. (P&G) to acquire the right to the Brontex products, consisting of four prescription upper respiratory drugs ("Brontex Products"). The acquisition closed as of October 1, 1998. The purchase price was $1,842,000 which was paid $614,000 cash at the closing and a Promissory Note in the amount of $1,228,000 payable sixteen months after closing. P&G will manufacture the Brontex Products for the Registrant under a separate supply agreement.

         The Brontex Products, which represent an extension of the Registrant's existing line of prescription pharmaceuticals, will be promoted primarily through the distribution of samples to the same respiratory physician specialists currently targeted by the Registrant's existing national pharmaceutical sales force. The Registrant does not expect future selling, general and administrative expenses, exclusive of the sample costs and amortization of the acquired rights to the Brontex Products, to be impacted significantly from the selling of the Brontex Products.

Item 3.  Bankruptcy or Receivership

         Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable


Item 5.  Other Events

         Not Applicable.

Item 6.  Resignation of Registrant's Directors

         Not Applicable


Item 7. Financial Statements and Exhibits (a) Financial statements of business acquired.

         Not Applicable

         (b)  Pro forma financial information

              Not Applicable


         (c)  Exhibits

              1.  Purchase and Sale Agreement

              2.  Press Release

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BRADLEY PHARMACEUTICALS, INC.



                                             BY:   /s/ Daniel Glassman
                                                 _______________________________
                                                         DANIEL GLASSMAN
                                                      Chief Executive Officer




Dated: October      , 1998

                                    EXHIBIT 1



                AGREEMENT FOR PURCHASE AND SALE OF BRONTEX ASSETS



                                     between



                     PROCTER & GAMBLE PHARMACEUTICALS, INC.



                                       and



                          BRADLEY PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS


                                                                            PAGE

Introduction                                                                   1

Background                                                                     1

Article 1  -  Sale and Purchase of Assets

         1.1  Assets to be Sold or Transferred                                 1
         1.2  Purchase Price and Payment Schedule                              3
         1.3  Assignment of Assets                                             3
         1.4  Allocation of Purchase Price                                     3
         1.5  Inventory Purchase                                               4


Article 2  -  The Closing Transaction

         2.1  Closing Date                                                     4
         2.2  Closing Transactions                                             4
         2.3  Returns and Allowances                                           5


Article 3  -  Conditions to Buyer's Obligations

         3.1  Authorization of Agreements                                      6
         3.2  Representations, Warranties, Covenants and Agreements            6
         3.3  Adverse Change or Loss                                           6
         3.4  Board Approval                                                   6
         3.5  Closing Documents                                                6


Article 4  -  Conditions of P&G's Obligations

         4.1  Authorization of Agreements                                      6
         4.2  Representations, Warranties and Agreements                       7
         4.3  Board Approval                                                   7
         4.4  Closing Documents                                                7


Article 5  -  Post-Closing Obligations

         5.1  Further Assurances                                               7
         5.2  Trademark Attorney/Agent Expenses                                7
         5.3  Post-Closing Access to Books and Records                         7
         5.4  Use of Names                                                     8
         5.5  Notification of Customers                                        8
         5.6  Customer Orders                                                  8
         5.7  Post-Closing Receipts                                            8
         5.8  Federal and State Rebates                                        8


Article 6  -  Representations and Warranties of P&G

         6.1  Status of P&G                                                    9
         6.2  P&G's Authority to Consummate Transaction                        9
         6.3  Compliance with other Instruments                                9
         6.4  Binding Obligations                                             10
         6.5  Brokerage and Finder's Fees                                     10
         6.6  Title                                                           10
         6.7  Intellectual Property                                           10
         6.8  Contracts                                                       11
         6.9  Asset Warranties                                                12
         6.10 Customer Lists                                                  12
         6.11 Financial Information                                           12
         6.12 Conduct of Business                                             12
         6.13 Governmental Regulations                                        13
         6.14 Litigation                                                      13
         6.15 Compliance                                                      13
         6.16 Serious Adverse Drug Reactions                                  13


Article 7  -  Representations and Warranties of Buyer

         7.1  Status of Buyer                                                 14
         7.2  Buyer's Authority to Consummate Transactions                    14
         7.3  Compliance with other Instruments                               14
         7.4  Binding Obligations                                             14
         7.5  Brokerage and Finder's Fees                                     14


Article 8  -  Conduct and Transactions Relating to Closing

         8.1  Access to Records and Property of P&G                           14
         8.2  Preservation of Goodwill                                        15
         8.3  Mutual Cooperation                                              15
         8.4  ADR Reporting                                                   15


Article 9  -  General Indemnification

         9.1  P&G Indemnity                                                   15
         9.2  Buyer's Indemnity                                               16
         9.3  Legal Proceedings                                               16
         9.4  Remedy                                                          17


Article 10  -  Restrictive Covenant

         10.1  Restriction                                                    17
         10.2  Other P&G Products                                             18


Article 11  -  General Provisions

         11.1  Investigations and Survival of Representations                 18
         11.2  Notices                                                        18
         11.3  Confidentiality of Information                                 19
         11.4  Amendment and Modification                                     19
         11.5  Assignment                                                     19
         11.6  Press Releases                                                 20
         11.7  Bulk Sales Statutes                                            20
         11.8  Expenses                                                       20
         11.9  Interpretation                                                 20
         11.10 Entirety of Agreement                                          20
         11.11 Benefit of Agreement                                           20
         11.12 Waiver and Preservation of Remedies                            20
         11.13 Exhibits and Schedules                                         21
         11.14 Severability                                                   21
         11.15 Termination                                                    21
         11.16 Governing Law                                                  22
         11.17 Counterparts                                                   22

                               List of Attachments


Appendix - List of Defined Terms

Schedules
         Schedule of Trademarks                                           1.1(a)
         Schedule of Know-How                                             1.1(b)
         Schedule of Assigned Contracts                                   1.1(e)
         Schedule of Inventory Purchase Prices                            1.5
         List of Contracts                                                6.8
         Schedule of Customers                                            6.10
         Financial Information Schedule                                   6.11


Exhibits

         Forms of Trademark Assignment                                      A
         Form of Bill of Sale                                               B
         Form of Contract Manufacturing Agreement                           C
         Form of Note                                                       D
         Form of Security Agreement                                         E
         Form of Assumption Agreement                                       F

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         This Agreement for Purchase and Sale of Assets (the "Agreement") is made this _____ day of October, 1998, by and between Procter & Gamble Pharmaceuticals, Inc. ("P&G"), an Ohio corporation with a principal place of business at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and Bradley Pharmaceuticals, Inc. ("Buyer"), a Delaware corporation, with a principal place of business at 383 Route 46 West, Fairfield, New Jersey 07004.

                                   Background

         0.1 P&G is engaged in the manufacture and sale of antitussive/expectorant pharmaceutical products in the United States and its territories (the "U.S.") under the trademark BRONTEX(R) (collectively, the "Products"). P&G desires to sell to Buyer, and Buyer desires to purchase from P&G, certain assets of P&G used in connection with the business of manufacturing, having manufactured, marketing and selling the Products on the terms and conditions set forth herein.

         0.2 The parties have agreed that P&G will manufacture certain of the Products for Buyer after the closing of the transactions contemplated herein pursuant to the terms and conditions of a Contract Manufacturing Agreement between the parties which is to be executed and delivered on the Closing Date.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and P&G hereby agree as follows:

                     Article 1 - Sale and Purchase of Assets

         1.1 Assets to be Sold or Transferred. Upon the basis of the representations and warranties and on the terms and conditions provided in this Agreement, P&G agrees to sell, assign, transfer and/or deliver to Buyer or, as appropriate, to cause P&G's Affiliates to sell, assign, transfer and/or deliver to Buyer, and Buyer agrees to purchase, all of P&G's (and P&G's Affiliates') right, title and interest in and to the following assets (the "Assets"):

                  (a) Trademark. The tradename BRONTEX, and all registrations and applications therefor listed in Schedule 1.1(a) hereto (collectively, the "Trademark").

                  (b) Know-How. The technical information,  know-how,  formulae, processes, clinical studies, trade secrets, confidential and/or proprietary information and other know-how, information, documents and/or materials, customer lists, technology, formulations, specifications, stability protocols and product impurity data, testing data and analytical methods and other information relating to the Products, which is owned, developed or possessed by P&G or P&G's Affiliates and which is identified or otherwise listed in Schedule 1.1(b) hereof which is necessary or useful to the manufacture, use or sale of the Products (collectively, the "Know-How"). P&G shall bear all costs associated with the transfer of said rights and materials.

                  (c) Books and Records. All files and records of P&G specifically relating to the Products, whether in hard copy or magnetic form, including research and development files, United States Food and Drug Administration ("FDA") and other governmental agency or instrumentality files pertaining to the Products or the Registrations, market studies, copies of consumer complaint files, response letters, adverse event reports, outlines of production, production procedures and records, production and sales histories, files, reports, operating records and quality control histories (collectively, the "Books and Records"); provided that: (i) P&G may retain any Books and Records necessary or useful in the performance of P&G's duties hereunder or under the Contract Manufacturing Agreement for as long as such Books and Records are so necessary or useful, (ii) P&G may retain any Books and Records which P&G is required to retain by any applicable law, rule or regulation, (iii) P&G shall provide to Buyer (during P&G's normal business hours) access to any Books and Records retained by P&G pursuant to clauses (i) and (ii) hereof as may be necessary or useful to Buyer in commercializing the Products in the U.S., and
(iv) Buyer shall provide to P&G (during Buyer's normal business hours) access to any Books and Records possessed by Buyer pursuant hereto as may be necessary or useful to P&G in performing P&G's duties hereunder or under the Contract Manufacturing Agreement or in commercializing the Other P&G Products (as defined herein). In addition, Buyer acknowledges that P&G and its related Companies will continue to market its other products (collectively, the "Other P&G Products") in the U.S. and elsewhere and that certain of the information regarding the Products is contained in documents and files which also relate to the Other P&G Products. To the extent that any of the information to be provided under this Agreement would include information regarding the Other P&G Products, P&G will not be required to provide such other product information, but shall cooperate with Buyer to enable Buyer to separate and obtain the information specifically related to the Products.

                  (d) Purchase Orders. All customer purchase orders (the "Purchase Orders") for the Products existing as of the Closing Date (as defined in Section 2.1 hereof) which are unfilled, copies of which shall be sent to Buyer on the Closing Date (as defined in Section 2.1 hereof).

                  (e) Contract  Rights.  The  contracts  and rights set forth in
Schedule 1.1(e) hereto.

                  (f) Excluded Assets. The following assets are specifically excluded from this sale of assets: accounts receivable; manufacturing facilities; machinery and equipment; cash and cash equivalents, all insurance policies of seller or its related companies; all of P&G's rights under this Agreement; claims for refunds of Taxes paid by Seller and/or its respective Affiliates. As used herein, "Tax" and "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, income, excise, property, value added, real estate, sales, payroll, and franchise taxes imposed by the United States or any state, county or local government, subdivision or agency thereof. Such term shall include any interest, penalties, or additions payable in connection with such taxes, charges, fees, levies, or other assessments.

         1.2 Purchase Price; Payment for Inventory. The purchase price (the "Purchase Price") to be paid by Buyer to P&G for the Assets (other than Inventory) shall be US$1.842 million. The Purchase Price shall be paid as follows: US $614,000 shall be paid to P&G at Closing (the "Closing Payment") via wire transfer to an account specified by P&G. US $1,228,000 shall be paid to P&G sixteen (16) months after the Closing Date (the "Second Payment") via wire transfer to an account specified by P&G. Buyer shall purchase all inventory of finished goods of Products, owned by P&G and wherever located on the Closing Date (the "Inventory"), at the prices in Schedule 1.2. Inventory shall be purchased by Buyer at Closing, to be paid in three equal increments over 90 days under normal invoice terms, 30 days net.

         1.3      Assignment of Assets.

                  (a) Non-Assignability. To the extent that any of the Assets are not capable of being assigned or transferred to Buyer without the approval, consent or waiver of any other party thereto or any other person (including a governmental agency), or if such assignment or transfer would constitute a breach of any agreement or violation of any law or regulation, this Agreement shall not constitute an assignment thereof.

                  (b) Reasonable Efforts. P&G shall use all commercially reasonable efforts, and Buyer shall cooperate with P&G, to obtain all material approvals, consents or waivers necessary to convey to Buyer each such Asset as soon as practicable; provided, however, that neither P&G nor Buyer shall be obligated to pay any consideration therefor (except P&G shall be obligated to pay filing fees and other ordinary administrative charges other than recording fees) to the third party(ies) from whom such approval, consent or waiver is required.

                  (c) If Waivers or Consent Cannot be Obtained. To the extent that any of the approvals, consents or waivers referred to above have not been obtained by P&G by the Closing Date, P&G, after the Closing Date, shall use commercially reasonable efforts as requested by Buyer to: (i) obtain the consent of any such third party(ies); (ii) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such asset to Buyer; and
(iii) enforce for the benefit of Buyer any rights of P&G arising from or under such Asset.

                  (d) Notwithstanding the other provisions of this Section 1.3, P&G is not responsible for filing Federal or state controlled substance licenses on behalf of Buyer.

         1.4 Allocation of Purchase Price. The Purchase Price shall be allocated by Buyer among the Assets in accordance with their respective fair market values and in accordance with the requirements of Section 1060 of the Internal Revenue Code. Such allocation shall be completed and delivered to Seller, together with a draft Form 8594, no later than 180 days after Closing for Seller's review and approval, which approval shall not be unreasonably withheld. In the event that Seller fails to notify Buyer within 15 days of receipt of such allocation, in writing and with specificity as to assets and amounts, that it does not approve of the allocation made by Buyer, Seller shall be deemed conclusively to have approved such allocation and such Form 8594, and Seller and Buyer shall thereafter be bound to make all tax filings, including any state and local tax returns, on a basis consistent with such Purchase Price allocation. In the event that Seller has not approved and has not been deemed to have approved the aforementioned allocation in accordance with this Article 1.4, and Buyer and Seller have not otherwise reached agreement with respect to such matter, Buyer shall refer the matter to an independent accounting firm reasonably acceptable to Seller for resolution, and the determination of such accounting firm with respect to allocation of the Purchase Price shall be final and binding on the parties. Each party shall pay one-half of the fees and expenses of such accounting firm. Seller and Buyer agree not to take a position on any income tax return, or in any judicial proceeding, that is inconsistent with the Purchase Price allocation made in accordance with this Article 1.4.

         1.5 Inventory Purchase. Certain inventory of finished goods of Products, as referenced in Section 1.5 hereof owned by P&G and wherever located on the Closing Date (the "Inventory"). Inventory will be delivered to a destination selected by the Buyer at P&G's expense. The location selected by the Buyer must have appropriate Federal and state licenses.


                       Article 2 - The Closing Transaction

         2.1 Closing Date. The consummation of the transaction contemplated herein (the "Closing") shall take place at the general offices of P&G at 10 a.m. Eastern time on _______________, 1998, or such other place, time or date as may be mutually agreed upon by Buyer and P&G (the "Closing Date"). The consummation of the transaction shall be deemed effective as of the close of business on the Closing Date.

         2.2 Closing Transactions. At the Closing, the parties shall make the following deliveries and take the following actions, which shall be deemed simultaneous when taken.

     (a) P&G's Deliveries and Actions. P&G shall deliver to Buyer:

          (1) The Trademark  Assignment for the Trademark in the form of Exhibit
              A.

          (2) The Bill of Sale in the form of Exhibit B.

          (3) An Assumption Agreement in the form set forth in Exhibit F.

          (4) Possession of or the right to take possession of the remaining Assets to be sold to Buyer on the Closing Date pursuant to this Agreement.

          (5) The executed Contract Manufacturing Agreement in the form attached hereto as Exhibit C.

          (6) Such other items as are reasonably requested by Buyer so as to accomplish the transactions set forth herein, including consents to assignment of material contracts, where required.

     (b) Buyer's Deliveries and Actions. Buyer shall deliver to P&G:

          (1) The Closing Payment, payment of which shall be by the wire transfer of immediately available funds to P&G's account as directed by P&G prior to the Closing.

          (2) The executed Contract Manufacturing Agreement.

          (3) An executed note for the Second Payment in the form attached hereto as Exhibit D.

          (4) An executed Security Agreement securing the Second Payment in the form attached hereto as Exhibit E.

          (5) An executed Assumption Agreement in the form attached hereto as Exhibit F.

          (6) Such other items as are reasonably requested by P&G so as to accomplish the transactions set forth herein.


         2.3 Returns and Allowances. P&G shall accept returns of Products sold by P&G prior to Closing ("Returns of P&G's Products") in accordance with P&G's then current returns policy provided that: (i) the total dollar value of all credits granted by P&G in response to the Returns of P&G's Products returned on or after October 1, 1998, excluding costs of destruction of returned goods (the "Returns Amount") does not exceed US $575,000 and (ii) the Returns of P&G's Products are first requested of P&G or Buyer on or after October 1, 1998, and prior to the end of the ninth calendar month following the Closing Date (as defined herein). Returns Amounts exceeding US $575,000 and all Returns of P&G's Products first received by P&G or Buyer on or after the end of the ninth calendar month following the Closing Date and all returns of Products sold on or after the Closing shall be for Buyer's account. P&G shall not issue any credit for Buyer's account for any returns made after the end of the ninth calendar month following the Closing Date. Buyer shall not encourage Returns of P&G's Products out of the ordinary course of business. P&G shall not encourage excessive stocking of Product out of the ordinary course of business prior to the Closing. P&G will not charge Buyer for any of P&G's administrative costs associated with returns and allowances.

         If returns are sent to the Buyer on or after October 1, 1998, and prior to the end of the ninth calendar month following the Closing date, Buyer will issue credit and reduce the Second Payment accordingly. Buyer will send monthly reports to P&G regarding the quantity and value of returns processed.

                  Article 3 - Conditions to Buyer's Obligations

The obligations of Buyer to consummate at the Closing the transactions contemplated herein are subject to the fulfillment at or prior to the Closing of each of the following conditions, the fulfillment of any of which may be waived by Buyer:

         3.1 Authorization of Agreements. All actions on the part of P&G necessary to authorize the execution, delivery and performance of this Agreement and the other agreements provided for herein and the consummation of the transactions contemplated herein and therein shall have been duly and validly taken by P&G. Buyer shall have been furnished with a certificate of the Secretary or an Assistant Secretary of P&G setting forth copies of the resolutions or other instruments authorizing this Agreement and the transactions contemplated herein.

         3.2 Representations, Warranties, Covenants and Agreements. On the Closing Date, all the representations and warranties of P&G contained in this Agreement shall be true and correct in all material respects as of that date. All of the covenants and agreements of P&G which are provided in this Agreement to be performed at or prior to the Closing shall have been performed.

         3.3 Adverse Change or Loss. During the period from the date of execution of this Agreement to the Closing Date, there shall not have been any material loss of, or any material damage to, the Assets or P&G's business relating to the manufacture or sale of the Products and there shall not have been any adverse change materially limiting the use of the Assets.

         3.4 Board Approval. On or before the Closing Date, execution and performance of this Agreement and all the transactions contemplated herein shall have been duly and properly approved by P&G's board of directors.

         3.5 Closing Documents. All of the documents required to be executed and delivered by P&G pursuant to Section 2.2(a) hereof and as otherwise required herein shall have been executed and delivered to Buyer.


                   Article 4 - Conditions to P&G's Obligations

The obligations of P&G to consummate at the Closing the transactions contemplated herein are subject to the fulfillment at or prior to the Closing of each of the following conditions, the fulfillment of any of which may be waived by P&G:

         4.1 Authorization of Agreements. All actions on the part of Buyer necessary to authorize the execution, delivery and performance of this Agreement and the other agreements provided for herein, and the consummation of the transactions contemplated herein and therein, shall have been duly and validly taken by Buyer. P&G shall have been furnished with a certificate of the Secretary or an Assistant Secretary of Buyer setting forth copies of the resolutions or other instruments authorizing this Agreement and the transactions contemplated herein.

         4.2 Representations, Warranties and Agreements. On the Closing Date, all the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of that date. All of the agreements of Buyer which are provided in this Agreement to be performed at or prior to the Closing shall have been performed.

         4.3 Board Approval. On the Closing Date, execution and performance of this Agreement and all the transactions contemplated herein shall have been duly and properly approved by Buyer's board of directors.

         4.4 Closing Documents. All of the documents required to be executed and delivered by Buyer pursuant to Section 2.2(b) hereof and as otherwise required herein shall have been executed and delivered to P&G.


                      Article 5 - Post-Closing Obligations

         5.1 Further Assurances. At the request of Buyer, on or after the Closing Date, P&G will promptly execute and deliver, or cause to be executed and delivered, such bills of sale, consents and other instruments of conveyance and transfer in addition to those otherwise required by this Agreement and will take such other action as Buyer may reasonably request to more effectively convey, transfer to and vest in Buyer ownership of the Assets being purchased pursuant to this Agreement. P&G will provide Buyer with documents necessary to record the assignment of the registrations and applications for the Trademark and Buyer will be responsible for filing said documents as well as the costs of any such filings.

         5.2 Trademark Attorney/Agent Expenses. For a period of six (6) months after the date of P&G's delivery to Buyer of the Trademark Assignment pursuant to Section 2.2(a) hereof, P&G shall pay, and assumes all other responsibility for, any and all bills and/or statements relating to the registration, maintenance and/or assignment of the Trademark which bills and/or statements are received by P&G or Buyer after the Closing Date, provided, however, that such bills and/or statements do not relate to the recording of the Trademark Assignment hereunder or to any other work requested or commissioned by Buyer. Buyer shall pay, and assumes all other responsibility for, any and all such bills and/or statements which: (i) relate to the recording of the Trademark Assignment hereunder or to any other work requested or commissioned by Buyer, or
(ii) are received by P&G or Buyer more than six (6) months after the date of P&G's delivery to Buyer of the Trademark Assignment pursuant to Section 2.2(a) hereof.

         5.3 Post Closing Access to Books and Records. Buyer and P&G agree that, subsequent to the Closing Date, they will grant to each other and each other's agents reasonable access during normal business hours upon reasonable notice to any books and records then in their possession or in the possession of their respective Affiliates to the extent of information contained in such books or records that relates to P&G's operation of the Assets prior to the Closing Date and is shown to be needed for tax, operations, regulatory, accounting or other reasonable purposes.

         5.4 Use of Names. While manufacturing Products for Buyer pursuant to the Contract Manufacturing Agreement, P&G (as Manufacturer thereunder) agrees to use Buyer's name on all labels as soon as practicable after the Closing through the use of label stickers and in any event in compliance with applicable laws; provided that, as soon as practicable following the Closing and not later than six (6) months after the Closing Date, P&G shall make the transition to labels not containing the name "Procter & Gamble" (or any name or names confusingly similar thereto). Buyer will incur cost for art work, proofs, plates, stickering and other assorted costs.

         5.5 Notification of Customers. P&G agrees to cooperate with Buyer, at Buyer's request, in the notification to customers of the transactions contemplated by this Agreement and P&G agrees not to notify any customer of such transactions without the prior written consent of Buyer. Such notification (the "Joint Notice") shall be in such form as is reasonably satisfactory to Buyer and P&G. Each party will prepare a notice for their own use which is acceptable to the other party. The parties shall cooperate in similar written notification to the managed care organizations referenced in Schedule 6.8, and P&G shall undertake best efforts to (i) identify such organizations, and (ii) provide Buyer, where permitted by the contracts, with a summary of the material terms and conditions of each such contract.

         5.6 Customer Orders. P&G agrees to take such steps as may be reasonably required to insure that all customer orders for Products received after the Closing Date are faxed to Buyer as soon as practicable after receipt by P&G but in any event within three (3) business days after such receipt. P&G agrees that any customer ordering Products or requesting any information with respect to Products shall: (i) for a period of twelve (12) months following Closing, be informed that Buyer is now supplying the Products, and (ii) for a period of six
(6) months following Closing, be forwarded a copy of the Joint Notice, if any. In addition, P&G shall immediately notify Buyer of said orders or requests for information. The services provided by P&G pursuant to this Section 5.6 shall be provided free and without charge to Buyer.

         5.7 Post-Closing Receipts. If, at any time after the Closing, P&G receives any payment for any Products sold after the Closing, such payments shall be received in trust for Buyer and paid to Buyer by P&G within thirty (30) days after receipt thereof. Upon reasonable notice and during normal business hours, Buyer shall have the right to inspect P&G's books and records to the extent necessary to verify the accuracy of such payments.

         5.8 Federal and State Rebates. The parties agree that the rights and responsibilities created by Section 4401 of the Omnibus Budget Reconciliation Act of 1990 (Public Law 101-508) (the "Medicaid Law") and other federal and state rebate programs will be apportioned as follows:

                  (a) Reporting. P&G will be responsible for filing with appropriate state and federal agencies all information required by the Medicaid Law and the laws of individual states for Products bearing P&G's NDC Codes. If Buyer enters into an agreement with HCFA or state authorities, Buyer will bear the same responsibility for Products sold by Buyer.

                  (b) Rebates. For a period of nine (9) months after the Closing Date, P&G shall pay, and assumes all other responsibility for, all monies billed and invoiced by applicable federal or state authorities under the Medicaid and state rebate programs or by non-wholesaler customers pursuant to product discount or similar agreements for P&G's NDC codes for the Products. For all such monies which are billed and invoiced more than nine (9) months after the Closing Date, Buyer shall reimburse P&G in the amount of such monies actually paid by P&G within thirty (30) days of P&G's billing of such monies.

                  (c) Chargebacks. For a period of five (5) months after the Closing Date, P&G shall pay, and assumes all other responsibility for, all monies billed and invoiced by wholesalers arising from product discount or similar agreements or federal and state government contracts under applicable programs for P&G's NDC codes for the Products. For all such monies which are billed and invoiced more than five (5) months after the Closing Date, Buyer shall reimburse P&G in the amount of such monies actually paid by P&G within thirty (30) days of P&G's billing of such monies.


                Article 6 - Representations and Warranties of P&G

         Except as otherwise set forth in the Schedules hereto, P&G hereby represents, warrants and covenants to Buyer that as of the date hereof and as of
Closing:

                  6.1 Status of P&G. P&G: (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio,
(ii) has all necessary corporate power and authority to own its properties and to conduct its business as presently conducted, and (iii) is duly qualified as a foreign corporation and is in good standing in those jurisdictions where the failure to so qualify would have a material adverse effect on the Assets or the manufacture, distribution and sale of the Products as conducted by P&G immediately prior to the date hereof.

                  6.2 P&G's Authority to Consummate Transaction. The execution, delivery and performance of this Agreement and the Trademark Assignment, the Bill of Sale, the Security Agreement and all other documents provided for herein to which P&G is a party (the "Related Agreements"), and the consummation of the transactions contemplated herein and therein, are within the corporate power of P&G, have been or will be duly authorized by all necessary corporate proceedings and such agreements have been or will be, on or prior to the Closing Date, duly executed and delivered by P&G.

                  6.3 Compliance with Other Instruments. Neither the execution, delivery nor performance of this Agreement or the Related Agreements nor the consummation of the transactions contemplated herein and therein: (i) requires any material approval, consent or withholding of objections on the part of any federal, state or local regulatory or governmental body, or any Affiliate of P&G, except as may be required to effectuate the assignment of Registrations and the Trademark, (ii) will result in any violation or breach of any term or provision of P&G's Certificate of Incorporation or Bylaws or any other organizational documents of P&G or its Affiliates; or (iii) will constitute a default under any indenture, mortgage, deed of trust, license agreement or other contract or agreement to which P&G or its Affiliates is a party or to which it or any of its properties may be subject; or (iv) materially violates any provision of any judicial, governmental or administrative order, writ, injunction, award, judgment or decree applicable to P&G, its Affiliates or the Products.

                  6.4 Binding Obligations. This Agreement and the Related P&G Agreements have been duly and validly authorized, executed and delivered by P&G and/or its Affiliates and, when executed and delivered by Buyer, will constitute valid and binding obligations of P&G and its Affiliates, enforceable in accordance with their respective terms.

                  6.5 Brokerage and Finder's Fees. Neither P&G nor any officer, director or agent of P&G has employed any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby and no such broker, finder or agent is entitled to any commission or fee with respect to this Agreement or any such transaction. P&G shall indemnify Buyer against any claim or loss incurred or suffered as a result of any broker's commission of finder's fee payable or alleged to be payable because of any statement, act or omission of P&G or any of P&G's Affiliates.

                  6.6 Title. P&G or its Affiliates: (i) is the true and lawful owner of each of the Assets and has all necessary power and authority to sell and transfer each of the Assets to Buyer, free and clear of all claims, liens, security interests, licenses and other encumbrances and no party other than P&G and Buyer has any interest in, or right to, any of the Assets; (ii) except as set forth herein, there exists no material condition, restriction or reservation affecting the title to or the utility of any of the Assets which would prevent Buyer from utilizing the Assets or any part thereof; (iii) upon execution and delivery to Buyer of the Trademark Assignment and Bill of Sale, Buyer will acquire good and valid title to each of the Assets, free and clear of all material claims, liens, security interests, licenses and other encumbrances;
(iv) upon execution and delivery of this Agreement, and subject to the terms and conditions of this Agreement and the Contract Manufacturing Agreement, Buyer will have the right to use the Know-How without material limitation so as to enable Buyer or its assignee to manufacture or have manufactured and sell the Products; and (v) P&G has all requisite power and lawful authority to own each of the Assets and to carry on its business of the manufacture and sale of the Products as now being conducted.

                  6.7      Intellectual Property.

     (1) The Trademark and the Know-How listed in Schedule 1.1(a) and Schedule 1.1(b) respectively constitute, as of the Closing Date, all of the intellectual property reasonably necessary to enable the manufacture and sale of the Products by Buyer in compliance with all applicable laws, rules and regulations in the U.S.

     (2) The U.S. registration of the Trademark is valid and in full force and effect. To P&G's knowledge, P&G has the right in the U.S. and its territories to use the Trademark, free and clear of any liens, restrictions or encumbrances. P&G has granted no third-party licenses to use the Trademark that are now in effect.

     (3) P&G has not received actual notice that its use of the Trademark infringes the trademark rights of any third party.

     (4) Except as set forth in this Agreement, to P&G's knowledge, there is no restriction or prohibition which would prevent or materially restrict the disclosure and sale of the Know-How to Buyer hereunder or the sale of the Assets to Buyer.

     (5) Except with respect to the proposed monograph covering cough and cold products, P&G has no notice of a violation which might result in the withdrawal or material restriction by the FDA of P&G's right to manufacture, use and sell the Products in the U.S.

         6.8 Contracts. Except for this Agreement, the Related Agreements and the contracts listed in Schedule 6.8:

     (1) There are no material contracts currently in effect or currently being negotiated between P&G and/or any of its Affiliates and third parties and involving any of the Assets.

     (2) There are no material sales representative agreements, distributor agreements, broker agreements, manufacturer representation agreements or license agreements affecting the Assets or the Products.

     (3) There are no material contracts which are necessary for P&G's or P&G's Affiliates manufacture and sale of the Products as of the Closing Date.

     (4) There are no material contracts necessary for manufacture, use, of sale of the Products rights to which have not been assigned to Buyer on or prior to the Closing Date.

     (5) Neither P&G nor any of P&G's Affiliates is in default under any contract which default would have a material adverse effect upon Buyer's manufacture, use and sale of the Products, no other party to any such contract is in material default under any of such contracts as of the Closing Date, there is no condition which exists that, with notice or lapse of time or both, would constitute a material default thereunder, and no notice of default under any such contract has been given or received and not resolved by P&G as of the Closing Date.

     (6) There is no such contract as to which P&G or any of its Affiliates has received notice of termination.

     (7) As used in this Section 6.8, the term "contracts" means any and all oral and written contracts, agreements, licenses, royalty agreements, territorial or agency agreements, sales representative agreements, distribution or distributor agreements, manufacture's representatives agreements, royalty agreements, commitments or other arrangements of any kind.

         6.9 Asset Warranties. Except as may be otherwise set forth in this Agreement or in the Schedules or Exhibits hereto, P&G is selling and/or otherwise transferring all of the Assets to Buyer hereunder "as is-where is" and without any warranty. P&G warrants that the Inventory sold or transferred to Buyer shall: (i) not be adulterated within the meaning of any applicable food and/or drug law or regulation (U.S. federal, state or local); (ii) comply with all federal, state and local laws, rules and regulations (including without limitation) CGMP (as defined in the Contract Manufacturing Agreement) applicable to the manufacture of the Inventory; and (iii) not be the subject of any notice directed specifically to P&G from any court or other competent governmental body with respect to the Products that P&G is in violation of any law, regulation, order, decree or ruling of or restriction imposed by any judicial, governmental or regulatory body or agency, whether local, state or Federal, applicable and in effect as of the Closing Date. P&G MAKES NO OTHER WARRANTIES WITH RESPECT TO THE ASSETS OTHER THAN AS SET FORTH IN THIS AGREEMENT. NO OTHER WARRANTY IS EXPRESSED OR IMPLIED BY P&G INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONE SHALL BE IMPLIED. P&G shall not be liable for Buyer's consequential, special or indirect damages.

         6.10  Customer  Lists.  The  Schedule of Customers  attached  hereto as
Schedule 6.10 hereof lists,  by location and dollar volume (for the  twenty-four
(24) complete calendar months prior to the Closing Date) all of the parties (the "Customers") in the U.S. to whom P&G sold amounts of any of the Products in any fiscal year or part thereof during such period. P&G has no outstanding orders in excess of Ten Thousand U.S. Dollars (US$ 10,000) for Products from any of the Customers except as may be set forth in Section 2 of the Schedule of Customers. P&G has no knowledge that any Customer intends to cancel or otherwise modify its relationship with P&G or, except for Customers which are Affiliates of P&G as set forth on Schedule 6.10, to materially decrease or limit its usage or purchase of Products. Schedule 6.10 sets forth all purchase orders for Products which are unfilled as of the Closing Date.

         6.11  Financial  Information.  The financial  information  set forth in
Schedule 6.11 is in accordance with the books and records of P&G. P&G believes such information to be substantially accurate and to fairly present the business according to the knowledge of P&G as of the period covered by such information.

         6.12 Conduct of Business. Since January 1, 1998, P&G has carried on the business of manufacturing and selling the Products in the ordinary course. Until the Closing, P&G will carry on the business of manufacturing and selling the Products in substantially the same manner as conducted immediately prior to the execution of this Agreement and will not enter into any contract or commitment or engage in any transaction not in the ordinary or normal course of business nor will P&G sell, dispose of or encumber any of the Assets in any way. There will be no price increase nor special buy-in terms offered to customers.

         6.13 Governmental Regulations. As of the Closing Date, P&G has no knowledge that there is, nor has P&G received any notice of, any alleged violation of any applicable federal, state, or local law, ordinance, regulation, order, judgment, injunction, award, decree or other requirement of any governmental or regulatory body, court or arbitrator, which violation could have a material adverse effect on the manufacturing or sale of the Products. P&G holds, and at all times has held, all licenses, permits, registrations and authorizations necessary for the lawful manufacture and sale of the Products pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over P&G. All reports required by law have been filed with the regulatory agency having jurisdiction and, to P&G's knowledge, there is no action pending or threatened by any regulatory agency which would affect: (i) the Assets being transferred hereunder, or (ii) Buyer's ability to sell the Products, except for the proposed FDA monograph regarding cough and cold products.

         6.14  Litigation.  There are no:  (i)  outstanding  orders,  judgments, injunctions, awards or decrees of any court or arbitrator or (to P&G's knowledge) other governmental regulatory body, or (ii) actions, suits, personal injury or product liability claims, legal, administrative or arbitral proceedings or (to P&G's knowledge) investigations (whether or not the defense thereof or liabilities in respect thereto are covered by insurance) that are either pending, in effect or (to P&G's knowledge) threatened against or relating to the Assets or the Products. In the last five (5) years prior to the Closing Date, there have been no lawsuits or claims (including, without limitation, any insurance and product liability claims) involving P&G and relating to the Products. There are no letters of adverse finding, Form 483s or regulatory actions relating specifically to the Products received by P&G within the last five (5) years. P&G is self-insured with regard to the Products.

         6.15 Compliance. To P&G's knowledge, there are no decisions or pending decisions by any United States governmental or regulatory body stating that any of the Products are defective or unsafe for use in accordance with their labeling. There have been no recalls ordered by any such governmental or regulatory body with respect to the Products within the five (5) years prior to the Closing Date.

         6.16  Serious  Adverse  Drug  Reactions.   P&G  has  not  received  any
notifications of any serious adverse drug reactions with respect to the Products in the eighteen (18) months prior to the Closing Date.

               Article 7 - Representations and Warranties of Buyer

Buyer hereby represents and warrants to P&G that as of the date hereof and as of
Closing:

         7.1 Status of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Buyer has all necessary corporate power and authority to own its properties and to conduct its business as presently conducted.

         7.2 Buyer's Authority to Consummate Transactions. The execution, delivery and performance of this Agreement and the Note, the Security Agreement, the Assumption Agreement and all other documents provided for herein to which Buyer is a Party (the "Related Buyer Agreements") and the consummation of the transactions contemplated herein and therein, are within the corporate power of Buyer, have been or will be duly authorized by all necessary corporate proceedings and such agreements have been or will be, on or prior to the Closing Date, duly executed and delivered by Buyer.

         7.3 Compliance with Other Instruments. Neither the execution, delivery or performance of this Agreement or the Related Buyer Agreements, nor the consummation of the transactions contemplated herein and therein: (i) requires Buyer to obtain the consent of any governmental agency, except as may be provided for under Section 1.3 hereof; (ii) will result in any violation or breach of any term or provision of Buyer's Articles of Incorporation or By-Laws; or (iii) will constitute a default under any indenture, mortgage, deed of trust or other contract or agreement to which Buyer is a party or to which it or any of its properties may be subject.

         7.4 Binding Obligations. This Agreement and the Related Buyer Agreements have been duly and validly authorized, executed and delivered by Buyer and, when executed and delivered by P&G, will constitute valid and binding obligations of Buyer, enforceable in accordance with their terms, except as subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally.

         7.5 Brokerage and Finder's Fees. Neither Buyer nor any officer, director or agent of Buyer has employed any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby and no such broker, finder or agent is entitled to any commission or fee with respect to this Agreement or any such transaction. Buyer shall indemnify P&G against any claim or loss incurred or suffered as a result of any broker's commission or finder's fee payable or alleged to be payable because of any statement, act or omission of Buyer or any of Buyer's Affiliates.


            Article 8 - Conduct and Transactions Relating to Closing

         8.1 Access to Records and Property of P&G. From the date of this Agreement until the Closing Date, P&G shall give Buyer and its authorized
representatives   reasonable   access  to  the   Assets   including   documents,
manufacturing facilities, technical and manufacturing information and data, quality assurance procedures and data, marketing and advertising information, data and materials and clinical research to the extent available and relating to the Assets. P&G shall, at P&G's cost, provide Buyer with copies of any such documents, information or data.

         8.2 Preservation of Goodwill. Prior to the Closing Date, P&G shall use commercially reasonable efforts to preserve for Buyer the goodwill of P&G with its suppliers, agents and customers as such goodwill relates to the Assets.

         8.3 Mutual Cooperation. The parties agree to mutually cooperate with respect to closing the transaction herein and fulfilling the purposes of this Agreement prior to and following Closing, including providing and executing such additional documentation and communications as may be appropriate for such purposes.

         8.4      ADR Reporting.

     (1) P&G shall notify the Buyer of any serious adverse reactions occurring in the United States and reported to it in respect of the Products within two
(2) working days of receipt of the report and thereafter shall promptly supply Buyer with all further details which become available to P&G with respect to any such reactions. A "serious adverse reaction" shall have the same definition as provided in 21 C.F.R. ss.314.80 as may be amended from time to time.

     (2) P&G shall forward to Buyer all other adverse reactions occurring in the United States reported to it in respect of the Products within seven (7) working days of receipt.


                       Article 9 - General Indemnification

         9.1 P&G's Indemnity. P&G agrees to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Affiliates, successors and assigns) from and against all losses, personal injuries, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of:

     (1) any material breach of any representation, warranty, covenant or agreement of P&G contained in this Agreement; provided, however, that any such Loss shall have been first asserted in writing by a third party against P&G or Buyer (or any Affiliate thereof) within twelve (12) months after the Closing Date, and provided further that P&G's total obligation under this Section 9.1(1) shall not exceed US$1,500,000;

     (2) the operations of P&G or the manufacturing, packaging or distribution of Products by or on behalf of P&G prior to the Closing Date (including without limitation product liability claims); provided, however, that any such Loss shall have been first asserted in writing by a third party against P&G or Buyer (or any Affiliate thereof) within twelve (12) months after the Closing Date; or

     (3) failure of P&G to comply with any of its material obligations under this Agreement; provided, however, that any such Loss shall have been first asserted in writing against P&G within twelve (12) months after the Closing Date (for obligations to be performed on or before the Closing Date) or within twelve
(12) months after the date due (for obligations to be performed after the Closing Date).

Notwithstanding anything herein to the contrary, neither P&G nor any Affiliate of P&G shall have any liability hereunder unless and until the aggregate Losses alleged by Buyer hereunder shall exceed US $35,000, and neither P&G nor any of its related companies shall have any liability for the first $35,000 in the aggregate amount of such losses.

         9.2 Buyer's Indemnity. Buyer agrees to indemnify, defend and hold harmless P&G (and its directors, officers, employees, Affiliates, successors and assigns) from and against all Losses based upon, arising out of or otherwise in respect of:

     (1) any material breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement; provided, however, that any such Loss shall have been first asserted in writing by a third party against Buyer (or its Affiliates) within twelve (12) months after the Closing Date and provided further that Buyer's total obligation under this Section 9.2(1) shall not exceed US $1,500,000;

     (2) the operations of Buyer or the manufacturing or distributing of Products by or on behalf of Buyer (other than by P&G pursuant to the Contract Manufacturing Agreement, the terms of which shall govern P&G's liability for manufacturing done thereunder), within twelve (12) months after the Closing Date;

     (3) failure of Buyer to comply with any of its material obligations under this Agreement; provided, however, that any such Loss shall have been first asserted in writing against Buyer (or its Affiliates) within twelve (12) months after the Closing Date (for obligations to be performed on or before the Closing
Date) or within twelve (12) months after the date due (for obligations to be performed after the Closing Date); or

     (4) any liability assumed under the Assumption Agreement.

         9.3      Legal Proceedings.

                  (a) Notice of Claim. If any legal proceeding shall be instituted, or any claim or demand made, against an indemnified party in respect of which an indemnifying party may be liable hereunder, or if either party hereto for any reason shall believe that it has a claim against the other pursuant to this Article 9, then the indemnified party or the party believing it has a claim against the other, as the case may be, (in either case, the
"Indemnified Party") shall give prompt written notice hereunder to the indemnifying party or the party against whom the party giving notice believes it has a claim, as the case may be (in either case, the "Indemnifying Party"). Such notice shall specify in reasonable detail the date such underlying claim or belief first was asserted or arose, the nature of the loss(es) for which payment is claimed, the Section or Sections of this Agreement upon which such claim is based and the amount alleged to be payable in respect thereto.

                  (b) Opportunity to Defend. If an Indemnifying Party shall receive notice pursuant to Section 9.3(a) hereof, the Indemnifying Party shall defend against the claims, liabilities and/or losses which are the subject of such notice. The Indemnified Party shall have the right to participate in such defense, trial counsel shall be chosen by the Indemnifying Party and such trial counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party provides notice to Indemnified Party that it shall defend such claim, then the Indemnified Party may do so by counsel of its choice, and the Indemnifying Party agrees to cooperate with the Indemnified Party in such defense.

                  (c) Reimbursement. If the amount of any actual loss indemnified against hereunder shall at any time subsequent to the payment of any indemnity payable hereunder, be reduced by any recovery, settlement or other payment (including without limitation tax benefits obtained), then the amount of such reduction, less any expense incurred by the party receiving such recovery, settlement or other payment in connection therewith, shall be repaid promptly to the Indemnifying Party. In calculating the amount of the Indemnifying Party's indemnification obligation with respect to any Loss, due regard shall be given to any tax consequences of the Loss and any indemnification hereunder so that after indemnification the Indemnified Party shall, as nearly as possible, be in the same position (but no better than) that it would have been had the Loss not occurred.

         9.4 Remedy. The parties' sole and exclusive remedy for Losses under this Agreement shall be those set forth in this Article 9. Except as specifically set forth in this Agreement, the parties and their Affiliates hereby waive all contribution or other rights of recovery that either party or its Affiliates might have by statute or otherwise with respect to any Loss hereunder.


                        Article 10 - Restrictive Covenant

         10.1 Restriction. For a period of three (3) years from the Closing Date, neither P&G nor P&G's Affiliates will Engage (as defined herein) in the Restricted Business (as defined herein) in the U.S.; provided that nothing herein shall restrain or prevent P&G or any Affiliate of P&G from purchasing or otherwise acquiring any person or business (or part thereof) which is Engaged in the Restricted Business in the U.S. (i) if the portion of such person or business (or part thereof) is a minor part (i.e., less than 10% of the outside sales) of the acquired business, and (ii) P&G uses best efforts to divest itself of such minor part of the acquired business within a commercially reasonable time.

                  (a) Engage. As used herein, the term "Engage" (together with any and all variations thereof) means taking part or participating in, directly or indirectly, as owner, partner, agent, shareholder, advisor, lender of funds or credit or otherwise, for its own account or benefit or for the account or benefit of any other person, firm, corporation, limited liability company, partnership, business, entity or party.

                  (b) Restricted Business.  As used herein, the term "Restricted
Business" means the manufacture, distribution or sale in the U.S. of prescription human pharmaceutical products that contain the same active ingredients (including those that contain other active ingredients), promoted for the same indications as the Products. Restricted Business shall not be defined to include those activities which P&G may perform pursuant to the Contract Manufacturing Agreement.

         10.2 Other P&G Products. Buyer and P&G acknowledge that P&G Engages and intends to continue to Engage in the business of making, using and selling the Other P&G Products as well as other products containing the same active ingredients (and other active ingredients) as the Products both in the U.S. and outside the U.S. Nothing contained in this Agreement, including this Article 10, shall act to prevent or restrict P&G from making, using or selling such products either in the U.S. or outside the U.S.


                         Article 11 - General Provisions

         11.1 Investigations and Survival of Representations. The respective representations and warranties of Buyer and P&G shall not be deemed waived or otherwise affected by any investigation made by any party hereto. All representations, warranties, covenants and agreements set forth herein shall survive the execution and delivery of this Agreement and the transfer of Assets hereunder for the periods set forth in Article 9; such covenants and agreements including without limitation the provisions of Sections 1.1(e), 1.2, 1.3, 1.4, and 2.3 and Articles 5, 8, 9 and 10. In the event of the termination of this Agreement pursuant to Section 11.15 hereof, then thereafter neither Buyer nor P&G nor any officer or director of either of them shall be under any liability whatsoever with respect to any such representation or warranty.

         11.2 Notices. All communications under the Agreement shall be in writing and shall be either faxed, sent by courier (Federal Express or equivalent) or mailed by first class mail, postage prepaid to the fax number and/or address specified below. If faxed, such communication shall be deemed to be given when sent; provided, however, that such fax shall be confirmed by sending a hard copy by courier (by the methods specified herein) within one (1) working day of the sending of such fax. If sent by courier or mailed by first class mail as specified herein, such communication shall be deemed to be given either two (2) business days after sending (for communications sent by courier) or five (5) business days after mailing (for communications sent by mail). All communications hereunder shall be sent:

         (1) if to P&G, at its address shown below or such other address as it may give to Buyer by notice hereunder:

                                    Procter & Gamble Pharmaceuticals, Inc.
                                    10200 Alliance Road
                                    Cincinnati, Ohio 45242-4716
                                    Attention: President
                                    Fax:  (513) 626-6403

         with a copy to:
                                    Associate General Counsel
                                    Legal Department
                                    Procter & Gamble Pharmaceuticals, Inc.
                                    10200 Alliance Road
                                    Cincinnati, Ohio 45242-4716
                                    Fax:  (513) 626-6415

         (2) if to Buyer, at its address shown below or such other address as it may give to P&G by notice hereunder:

                                    Bradley Pharmaceuticals, Inc.
                                    383 Route 46 West
                                    Fairfield, New Jersey  07004-2402
                                    Attn:  President
                                    Fax:  (973) 575-5366

         11.3 Confidentiality of Information. Pursuant to the terms of the Confidential Disclosure Agreement between the parties dated July 14, 1998, Buyer and P&G shall each hold in confidence all documents and information received by it in connection with the transactions contemplated by this Agreement and, if for any reason the transactions contemplated by this Agreement shall not be consummated, Buyer and P&G shall refrain from disclosing or otherwise using such documents and information, in accordance with the terms of the Confidential Disclosure Agreement.

         11.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

         11.5 Assignment. The rights and obligations of Buyer and P&G under this Agreement the Related P&G Agreements and the Related Buyer Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other party or except as specifically provided. Nothing set forth herein shall prevent either party from assigning its rights or obligations hereunder to an Affiliate of said party provided that no such assignment shall relieve said party of its obligations hereunder. For purposes of this Agreement, an "Affiliate" of a party shall refer to any person controlling, controlled by or under common control with said party with control (together with its correlative meaning "controlled by") meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity whether through ownership of voting securities by agreement or otherwise.

         11.6 Press Releases. Buyer and P&G agree to jointly approve the text of an initial press release announcing the execution of this Agreement or the consummation of the transactions contemplated hereby and to not use the name of the other party in any press information, marketing or advertising materials or other communication to the public without prior written approval (which approval shall not be unreasonably withheld) of the other party; provided that the foregoing shall not be deemed to prevent either party from making any public announcement which may be required by the Securities Exchange Act of 1934 and the regulations promulgated thereunder or by the rules and regulations of any national securities exchange upon which the securities of either party are traded.

         11.7 Bulk Sales Statutes. Buyer waives compliance with any applicable bulk sales statutes including the provisions of the Uniform Commercial Code and P&G shall indemnify, defend and hold harmless Buyer with respect to any claims made or losses incurred (including, without limitation, attorney's fees) as a result of such waiver.

         11.8 Expenses. Except as otherwise provided herein, Buyer and P&G agree that each of the parties hereto shall bear its own expenses incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. P&G will pay all sales, use and transfer taxes payable in connection with the sale, transfer, delivery and assignment to be made to Buyer hereunder. Buyer will pay all recording fees payable in connection with the transactions contemplated herein.

         11.9 Interpretation. All headings in this Agreement are for convenience only and shall not affect the interpretation or meaning of any provision hereof. All pronouns and any variations thereof refer to the masculine, feminine, neuter, singular or plural, as the context may require.

         11.10 Entirety of Agreement. This Agreement, together with the other agreements provided for herein, and the Exhibits and Schedules hereto, set forth the entire agreement of the parties, merge all prior negotiations, agreements and understandings concerning the subject matter hereof and state in full all representations and warranties which have induced this Agreement, there being no representation or warranties other than those herein stated. To the extent there are any inconsistencies between the provisions of this Agreement, the Exhibits, the Schedules and any of the other agreements provided for herein, this Agreement shall govern.

         11.11 Benefit of Agreement. This Agreement is for the benefit of the parties hereto only and there is no intent to create benefits, rights, or remedies in any other persons or entities.

         11.12 Waiver and Preservation of Remedies. Except as otherwise set forth herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based on, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         11.13 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         11.14 Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other material provision hereof, and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision, and (if necessary) other provisions thereof, shall be reformed by a court of competent jurisdiction so as to effect insofar as is practicable, the intention of the parties as set forth in this Agreement, provided that if such court is unable or unwilling to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

         11.15    Termination.

                  (a) Both Parties. This Agreement may be terminated at any time prior to the Closing: (i) by the mutual consent of P&G and Buyer; or (ii) by P&G or Buyer if the Closing shall not have occurred on or prior to January 1, 1999, through no fault of the party seeking to terminate.

                  (b) By Buyer. This Agreement may be terminated by Buyer: (i) at any time prior to the Closing if P&G shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure shall be continuing, or if any one or more of the representations or warranties of P&G contained in this Agreement shall prove to have been inaccurate in any material respect when made, provided that, Buyer shall give P&G a reasonable opportunity to cure any default under this Agreement by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before Closing; or (ii) at the Closing, if any of the conditions precedent to the performance of its obligations at the Closing shall not have been fulfilled.

                  (c) By P&G. This Agreement may be terminated by P&G: (i) at any time prior to the Closing, if Buyer shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure shall be continuing, or if any one or more of the representations or warranties of Buyer contained in this Agreement shall prove to have been inaccurate in any material respect when made, provided that, P&G shall give Buyer a reasonable opportunity to cure any default under this Agreement by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before Closing; or (ii) at the Closing, if any of the conditions precedent to the performance of its obligations at the Closing shall not have been fulfilled.

         11.16 Governing Law. This Agreement shall be governed by the laws of the State of Ohio (regardless of the laws that might otherwise govern under applicable Ohio principles of conflict of laws) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         11.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase and Sale of Assets as of the date first set forth above.


Procter & Gamble Pharmaceuticals, Inc.      Bradley Pharmaceuticals, Inc.
(P&G)                                                (Buyer)


By: /s/ Mark A. Collar                    By: /s/ Daniel Glassman
   ____________________________              ________________________________


Title:                                 Title:  Chief Executive Officer
      _________________________              _____________________________

                                   EXHIBIT 2

                            Contact: Daniel Glassman
                      Chairman and Chief Executive Officer
                          Bradley Pharmaceuticals, Inc.
                            (973) 882-1505, Ext. 210

      FOR IMMEDIATE RELEASE...FOR IMMEDIATE RELEASE...FOR IMMEDIATE RELEASE

     BRADLEY PHARMACEUTICALS ACQUIRES BRONTEX(R) PRODUCT LINE FROM PROCTER & GAMBLE PHARMACEUTICALS

FAIRFIELD,  N.J.,  October 6, 1998, BRADLEY  PHARMACEUTICALS,  INC. (NASDAQ NMS:
BPRX) today announced it has acquired the BRONTEX(R) product line, including the Brontex(R) trademark and existing inventory, from Procter & Gamble Pharmaceuticals. This prescription cough relief product was launched by P&G in September 1994 and is currently in wide distribution throughout the U.S.

Terms were not disclosed.

Brontex(R) is a cough suppressant containing the active ingredients codeine phosphate and guaifenesin. By offering a codeine containing cough suppressant with guaifenesin levels above most competitive products, Brontex(R) provides patients with a potent combination of suppression and expectorant action.

Brontex(R) is available in both tablet and liquid dosage forms. The tablets allow for the delivery of higher guaifenesin levels compared to most competitors as well as ensuring a convenient and consistent dosage. The liquid form is available for pediatric and geriatric patients or anyone who experiences difficulty with medicine in tablet form. Brontex(R) will be marketed by BradPharma's Kenwood Therapeutics division.

Mr. Daniel Glassman, Chairman and CEO of Bradley stated, "Brontex(R) continues our commitment to providing quality respiratory care products. This highly effective cough suppressant adds to our presence in the respiratory market with a product line that includes Deconamine(R) antihistamine/decongestant for symptomatic relief from colds, allergies, sinusitis, and URI; Tyzine(R) topical nasal decongestant, and the newly introduced ENTsol(TM) hypertonic nasal wash line (please see www.entsolwash.com). This acquisition is a continuation of our announced primary strategy to purchase niche-oriented products that have a well established sales base, meaningful sales and profit potential and to move them forward through creative marketing and effective promotion. This important acquisition also expands our relationship with the leading pharmaceutical companies from whom the Company has acquired products such as Berlex, Novartis, Roche, Schering Plough (NYSE:SGP), Upjohn (NYSE:PNU) and, now, Procter & Gamble (NYSE: PG). There are several other important acquisitions we are pursuing, several of which we hope to close by the end of 1998."


BRADLEY PHARMACEUTICALS, INC. manufactures and markets brandname prescription products and over-the-counter pharmaceutical and health-related products throughout the United States as well as in more than twenty-five international markets. The Kenwood Therapeutics division primarily markets respiratory therapy brands. Its Doak Dermatologics subsidiary markets products in the dermatologic field. Bradley Common Class A Shares (BPRX) are traded on the NASDAQ National Market System.

                  Please visit our website at www.bradpharm.com

     This release may contain forward-looking statements which reflect management's current views of future events and operations. These forward-looking statements are based on assumptions and external factors, including assumptions relating to regulatory action, capital requirements and competing products. Any changes in such assumptions are external factors and could produce significantly different results.